February 1, 2019
HollyFrontier Closes Acquisition of Sonneborn
DALLAS--(BUSINESS WIRE)--HollyFrontier Corporation (NYSE: HFC) ("HollyFrontier") today announced that its subsidiaries have completed the previously announced acquisition of Sonneborn US Holdings Inc. and Sonneborn Coӧperatief U.A. (collectively “Sonneborn”) for $655 million, including working capital with an estimated value of $72 million. HollyFrontier anticipates the acquisition will be immediately accretive to HollyFrontier’s earnings per share, cash flow and EBITDA margins.
For more than 100 years, Sonneborn has been setting global industry standards by offering specialty products as one of the world’s largest dedicated suppliers of white oils, petrolatums and waxes. Many of the largest personal care, cosmetic, pharmaceutical and food processing companies use Sonneborn’s products. With manufacturing facilities in North America and Europe, Sonneborn is a leading specialty hydrocarbon producer that offers a global reach combined with expertise and depth of experience.
With the addition of Sonneborn, HollyFrontier, itself, becomes a leading global supplier of specialty products. Sonneborn’s strong brand recognition and diversified portfolio of products complements HollyFrontier’s existing business. This acquisition advances HollyFrontier’s downward integration strategy into specialty products and significantly grows the Rack Forward business segment. Sonneborn strengthens HollyFrontier’s global footprint by increasing processing and blending capabilities in North America and Europe and expanding the global sales organization and distribution network. HollyFrontier plans to review Sonneborn’s manufacturing capabilities and upgrade and expand where appropriate, having already identified a low-capital, high return project to expand the sulfonation line at the European facility as a likely opportunity.
About HollyFrontier Corporation:
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier.

HFC Forward Looking Statement:
The statements contained herein relating to matters that are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	our failure to successfully integrate the operation of Sonneborn with our existing operations or to realize anticipated cost saving synergies;

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant products in HollyFrontier's markets;

•	the demand for and supply of crude oil, refined products and lubricant products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to HollyFrontier;

•	the effectiveness of HollyFrontier's capital investments and marketing strategies;

•	HollyFrontier's efficiency in carrying out construction projects;

•	the ability of HollyFrontier to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier's Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier Corporation
Craig Biery, 214-954-6510
Director, Investor Relations
or
Jared Harding, 214-954-6510
Investor Relations